EXHIBIT 10.5(j)

                                   AMENDMENT NO. 2
                                          TO
                                    BANK AGREEMENT
                                         FOR
                              11% DEBENTURES - SERIES 3


                    AMENDMENT NO. 2, DATED AS OF JUNE 26, 1998 (THE "AMENDMENT"), TO BANK AGREEMENT, dated as of October 17, 1991 (the "Agreement"), with respect to 11% Debentures due December 31, 1996, Series 3 (the "Debentures") between J&B Management Company ("J&B") and its affiliates: Leisure Centers Inc., J&B Management Corp., Sulgrave Realty Corporation and Wilmart Development Corp. (collectively, the "Affiliates") and The Bank of New York (the "Bank").

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

                    WHEREAS, J&B, the Affiliates and the Bank have heretofore entered into the Agreement;

                    WHEREAS, Grand Court Lifestyles, Inc. (the "Company") has acquired substantially all of the assets of J&B, subject to substantially all of J&B's liabilities;

                    WHEREAS, the Company has assumed the obligations of J&B relating to the Debentures;

                    WHEREAS, the Company is successor by merger to each of the Affiliates; and

                    WHEREAS, the Company and the Bank desire to amend the Agreement;

                    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein, the Company and the Bank agree as follows:

                    1.   The Agreement is hereby amended by deleting
          Section 5.6 and inserting in its stead the following Section 5.6:

                         "Section 5.6.  Redemption.  Whenever the Company
                                        ----------
                         is required to effect mandatory redemption of part or all of the Debentures, the Company shall give written notice thereof to the Bank at least five
                         (5) days prior to the date set forth for redemption, the manner in which redemption shall be effected and all the relevant details thereof. The Bank shall not be required to give written notice to Purchasers of that redemption. The Bank shall register the cancellation of the whole or a portion of the redeemed Debentures, as appropriate. In any event, new debentures will not be issued to reflect the non-redeemed portion of the debentures. No interest shall be payable on the redeemed portion of a Debenture from and after the date of redemption."

                    2. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Agreement.

                    3. This Amendment may be executed in several counterparts, each of which when executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.

                    4. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

                    IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the date first above written.


          GRAND COURT LIFESTYLES, INC.            THE BANK OF NEW YORK


          By:   /s/ Bernard M. Rodin              By:  /s/  Robert Gennari
             -----------------------                 ---------------------
          Name:  Bernard M. Rodin                 Name:  Robert Gennari
          Title:  President                       Title:  Vice President